Exhibit 99.1

Investors and Media:

Shantanu Agrawal

(630) 824-1907

SUNCOKE ENERGY, INC. REPORTS THIRD QUARTER 2020 RESULTS

•	Third quarter 2020 net loss attributable to SXC was $2.7 million, or $0.03 per share; Year-to-date 2020 net income attributable to SXC was $8.7 million, or $0.10 per share

•	Adjusted EBITDA for the quarter was $47.8 million; Year-to-date 2020 Adjusted EBITDA was $168.9 million

•

Reaffirming full-year 2020 Adjusted EBITDA guidance of $190 million to $200 million, which reflects previously announced near-term coke supply relief provided to customers in exchange for extending existing contracts

•	On October 8, 2020, extended Haverhill II coke agreement with AK Steel for an additional two years; contract now expires on June 30, 2025

LISLE, Ill. (November 6, 2020)—SunCoke Energy, Inc. (NYSE: SXC) today reported results for the third quarter 2020, reflecting the continued strong performance from our cokemaking business.

“In the third quarter, cokemaking operations performed well despite running at lowered rates. Our Domestic Coke fleet demonstrated excellent cost discipline and delivered strong results while following the CDC mandated guidelines and operating at sub-optimal rates.” said Mike Rippey, President and Chief Executive Officer of SunCoke Energy Inc. “We continue to execute on our revised 2020 objectives, and the third quarter results have positioned us to achieve our full year Adjusted EBITDA guidance. Additionally, we extended the Haverhill II coke agreement with AK Steel for an additional two years, further illustrating our strong, long-term relationships with our customers. “

THIRD QUARTER CONSOLIDATED RESULTS

	Three Months Ended September 30,
(Dollars in millions)	2020	2019	Increase (Decrease)
Revenues	$302.2	$404.3	$(102.1)
Net loss attributable to SXC	$(2.7)	$(163.0)	$160.3
Adjusted EBITDA(1)	$47.8	$66.7	$(18.9)

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.

Revenue in the third quarter 2020 decreased $102.1 million compared to the prior year period, reflecting lower volumes in both our Domestic Coke and Logistics segments as well as the pass through of lower coal prices in our Domestic Coke segment.

Adjusted EBITDA decreased $18.9 million as compared to the prior year period. Lower volumes were partly offset by lower operating costs in our Domestic Coke and Logistics segments.

Net income attributable to SXC increased $160.3 million from the prior year period. The prior year period included a non-cash impairment related charge at Logistics, net of taxes, of $174.8 million.

THIRD QUARTER SEGMENT RESULTS

Domestic Coke

Domestic Coke consists of cokemaking facilities and heat recovery operations at our Jewell, Indiana Harbor, Haverhill, Granite City and Middletown plants.

	Three Months Ended September 30,
(Dollars in millions, except per ton amounts)	2020	2019	Decrease
Revenues	$287.1	$378.5	$(91.4)
Adjusted EBITDA(1)	$48.7	$59.8	$(11.1)
Sales volumes (thousands of tons)	868	1,057	(189)
Adjusted EBITDA per ton(2)	$56.11	$56.58	$(0.47)

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

Revenues decreased $91.4 million largely due to lower volumes across the fleet as well as the pass through of lower coal costs, which decreased revenues by $56.1 million and $34.4 million, respectively.

Adjusted EBITDA decreased $11.1 million as operating and maintenance cost savings across the domestic coke fleet partially offset the decrease in volume discussed above.

Logistics

Logistics consists of the handling and mixing services of coal and other aggregates at our Convent Marine Terminal (“CMT”), Lake Terminal, Kanawha River Terminals (“KRT”) and Dismal River Terminal (“DRT”).

	Three Months Ended September 30,
(Dollars in millions, except per ton amounts)	2020	2019	Decrease
Revenues	$8.0	$16.2	$(8.2)
Intersegment sales	$5.0	$6.1	$(1.1)
Adjusted EBITDA(1)	$4.3	$9.6	$(5.3)
Tons handled (thousands of tons)	3,346	4,706	(1,360)

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.

Revenues and Adjusted EBITDA decreased by $8.2 million and $5.3 million, respectively, driven by lower throughput volumes partially offset by lower operating costs. Lower demand continued to impact coal volumes in the third quarter.

Brazil Coke

Brazil Coke consists of a cokemaking facility in Vitória, Brazil, which we operate for an affiliate of ArcelorMittal.

Revenues and Adjusted EBITDA were $7.1 million and $3.2 million, respectively, during the third quarter 2020, which was lower than revenues and Adjusted EBITDA of $9.6 million and $3.9 million, respectively, during the third quarter 2019, driven by lower sales volumes.

Corporate and Other

Corporate and other expenses, which includes activity from our legacy coal mining business, was $8.4 million during the third quarter 2020, $1.8 million higher than $6.6 million during third quarter 2019. Corporate expenses in the current quarter included foundry related research and development costs of $0.9 million and were further impacted by period-over-period, mark-to-market adjustments in deferred compensation driven by changes in the Company’s share price.

2020 Revised Outlook

Our 2020 guidance, is as follows:

•	Domestic coke production is expected to be approximately 3.75 million tons

•	Domestic coke Adjusted EBITDA/ton is expected to be between $53 to $54/ton

•	Consolidated Adjusted EBITDA is expected to be between $190 to $200 million

•	Capital expenditures are projected to be approximately $80 million, which includes approximately $12 million for foundry coke

•	Free Cash Flow is estimated to be between $36 million and $56 million

•	Cash taxes are projected to be between $0 to $4 million

RELATED COMMUNICATIONS

We will host our quarterly earnings call at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) today. The conference call will be webcast live and archived for replay in the Investors section of www.suncoke.com. Investors and analysts may participate in this call by using the following link: http://www.directeventreg.com/registration/event/8899041 Upon registration, each participant will be emailed a confirmation, dial-in details, and a registrant ID.

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. (NYSE: SXC) supplies high-quality coke to the integrated steel industry under long-term, take-or-pay contracts that pass through commodity and certain operating costs to customers. We utilize an innovative heat-recovery cokemaking technology that captures excess heat for steam or electrical power generation. Our cokemaking facilities are located in Illinois, Indiana, Ohio, Virginia and Brazil. We have more than 55 years of cokemaking experience serving the integrated steel industry. In addition, we provide export and domestic material handling services to coke, coal, steel, power and other bulk and liquids customers. Our logistics terminals have the collective capacity to mix and transload more than 40 million tons of material each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

SunCoke routinely announces material information to investors and the marketplace using press releases, Securities and Exchange Commission filings, public conference calls, webcasts and SunCoke’s website at http://www.suncoke.com/English/investors/sxc. The information that SunCoke posts to its website may be deemed to be material. Accordingly, SunCoke encourages investors and others interested in SunCoke to routinely monitor and review the information that SunCoke posts on its website, in addition to following SunCoke’s press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

DEFINITIONS

•

Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted for any impairments, gain on extinguishment of debt, changes to our contingent consideration liability related to our acquisition of CMT, and/or transaction costs incurred as part of the Simplification Transaction. EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under accounting principles generally accepted in the U.S. (“GAAP”) and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure in assessing operating performance. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, and they should not be considered a substitute for net income or any other measure of financial performance presented in accordance with GAAP.

•	Adjusted EBITDA attributable to SXC represents Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.

•

Free Cash Flow (FCF) represents operating cash flow adjusted for capital expenditures. Management believes FCF is an important measure of liquidity. FCF is not a measure calculated in accordance with GAAP, and they should not be considered a substitute for operating cash flow or any other measure of financial performance presented in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release and related conference call contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Such forward-looking statements include statements that are not strictly historical facts, and include, among other things, statements regarding: our expectations of financial results, condition and outlook; anticipated effects of the COVID-19 pandemic and responses thereto, including the pandemic’s impact on general economic and market conditions, as well as on our business, our customers, our results of operations and financial condition; anticipated actions to be taken by management to sustain SunCoke during the economic uncertainty caused by the pandemic and related business actions; and anticipated actions by governments to contain the spread of COVID-19 or mitigate the severity thereof.

Forward-looking statements often may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should,” or the negative of these terms, or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SunCoke) that could cause actual results to differ materially. Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting SunCoke, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SunCoke; and changes in tax, environmental and other laws and regulations applicable to SunCoke’s businesses.

Currently, such risks and uncertainties also include: SunCoke’s ability to manage its business during and after the COVID-19 pandemic; the impact of the COVID-19 pandemic on SunCoke’s results of operations, revenues, earnings and cash flows; SunCoke’s ability to reduce costs and capital spending in response to the COVID-19 pandemic; SunCoke’s balance sheet and liquidity throughout and following the COVID-19 pandemic; SunCoke’s prospects for financial performance and achievement of strategic objectives following the COVID-19 pandemic; capital allocation strategy following the COVID-19-related outbreak; and the general impact on our industry and on the U.S. and global economy resulting from COVID-19, including actions by domestic and foreign governments and others to contain the spread, or mitigate the severity, thereof.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SunCoke management, and upon assumptions by SunCoke concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SunCoke does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SunCoke has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SunCoke. For information concerning these factors, see SunCoke’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SunCoke’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward- looking statements.

SunCoke Energy, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(Dollars and shares in millions, except per share amounts)
Revenues
Sales and other operating revenue	$302.2	$404.3	$1,022.9	$1,203.1
Costs and operating expenses
Cost of products sold and operating expenses	238.3	319.4	805.2	953.8
Selling, general and administrative expenses	18.4	14.3	51.1	52.9
Depreciation and amortization expense	33.5	35.6	101.7	109.8
Long-lived asset and goodwill impairment	—	247.4	—	247.4

Total costs and operating expenses	290.2	616.7	958.0	1,363.9

Operating income (loss)	12.0	(212.4)	64.9	(160.8)
Interest expense, net	13.7	15.7	43.2	45.6
Gain on extinguishment of debt	(0.5)	(1.5)	(3.4)	(1.5)

(Loss) income before income tax expense (benefit)	(1.2)	(226.6)	25.1	(204.9)
Income tax expense (benefit)	0.2	(63.5)	12.8	(57.3)

Net (loss) income	(1.4)	(163.1)	12.3	(147.6)
Less: Net income (loss) attributable to noncontrolling interests	1.3	(0.1)	3.6	3.3

Net (loss) income attributable to SunCoke Energy, Inc.	$(2.7)	$(163.0)	$8.7	$(150.9)

(Loss) earnings attributable to SunCoke Energy, Inc. per common share:
Basic	$(0.03)	$(1.81)	$0.10	$(2.05)
Diluted	$(0.03)	$(1.81)	$0.10	$(2.05)
Weighted average number of common shares outstanding:
Basic	82.8	89.9	83.1	73.7
Diluted	82.8	89.9	83.2	73.7

SunCoke Energy, Inc.

Consolidated Balance Sheets

	September 30, 2020	December 31, 2019
	(Unaudited)
	(Dollars in millions, except par value amounts)
Assets
Cash and cash equivalents	$86.0	$97.1
Receivables, net	46.8	59.5
Inventories	129.7	147.0
Income tax receivable	7.4	2.2
Other current assets	4.9	2.5

Total current assets	274.8	308.3

Properties, plants and equipment (net of accumulated depreciation of $1,001.2 million and $903.7 million at September 30, 2020 and December 31, 2019, respectively)	1,332.5	1,390.2
Goodwill and other intangible assets, net	37.7	38.1
Deferred charges and other assets	16.8	17.2

Total assets	$1,661.8	$1,753.8

Liabilities and Equity
Accounts payable	$92.7	$142.4
Accrued liabilities	43.9	47.3
Current portion of financing obligation	5.1	2.9
Interest payable	13.9	2.2

Total current liabilities	155.6	194.8

Long-term debt and financing obligation	719.7	780.0
Accrual for black lung benefits	52.0	50.5
Retirement benefit liabilities	23.0	24.5
Deferred income taxes	163.0	147.6
Asset retirement obligations	14.8	14.4
Other deferred credits and liabilities	24.4	23.6

Total liabilities	1,152.5	1,235.4

Equity
Preferred stock, $0.01 par value. Authorized 50,000,000 shares; no issued shares at both September 30, 2020 and December 31, 2019	—	—
Common stock, $0.01 par value. Authorized 300,000,000 shares; issued 98,172,557 and 98,047,389 shares at September 30, 2020 and December 31, 2019, respectively	1.0	1.0
Treasury stock, 15,404,482 and 13,783,182 shares at September 30, 2020 and December 31, 2019, respectively	(184.0)	(177.0)
Additional paid-in capital	714.7	712.1
Accumulated other comprehensive loss	(16.2)	(14.4)
Retained deficit	(36.6)	(30.1)

Total SunCoke Energy, Inc. stockholders’ equity	478.9	491.6
Noncontrolling interest	30.4	26.8

Total equity	509.3	518.4

Total liabilities and equity	$1,661.8	$1,753.8

SunCoke Energy, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2020	2019
	(Dollars in millions)
Cash Flows from Operating Activities:
Net income (loss)	$12.3	$(147.6)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Long-lived asset and goodwill impairment	—	247.4
Depreciation and amortization expense	101.7	109.8
Deferred income tax expense (benefit)	15.4	(64.2)
Payments in excess of expense for postretirement plan benefits	(1.4)	(1.5)
Share-based compensation expense	2.9	3.3
Gain on extinguishment of debt	(3.4)	(1.5)
Changes in working capital pertaining to operating activities:
Receivables	12.7	12.7
Inventories	17.3	(46.6)
Accounts payable	(38.8)	6.0
Accrued liabilities	(3.3)	(2.2)
Interest payable	11.7	10.8
Income taxes	(5.2)	(2.4)
Other	1.2	(3.5)

Net cash provided by operating activities	123.1	120.5

Cash Flows from Investing Activities:
Capital expenditures	(53.4)	(81.5)
Other investing activities	(1.4)	0.2

Net cash used in investing activities	(54.8)	(81.3)

Cash Flows from Financing Activities:
Repayment of long-term debt	(15.8)	(90.5)
Debt issuance costs	—	(2.0)
Proceeds from revolving credit facility	407.9	392.6
Repayment of revolving credit facility	(446.9)	(354.3)
Repayment of financing obligation	(2.1)	(2.1)
Dividends paid	(15.0)	—
Shares repurchased	(7.0)	(13.2)
Cash distribution to noncontrolling interests	—	(14.2)
Other financing activities	(0.5)	(7.5)

Net cash used in financing activities	(79.4)	(91.2)

Net decrease in cash and cash equivalents	(11.1)	(52.0)
Cash and cash equivalents at beginning of period	97.1	145.7

Cash and cash equivalents at end of period	$86.0	$93.7

Supplemental Disclosure of Cash Flow Information
Interest paid, net of capitalized interest of $0.1 million and $2.3 million, respectively	$28.0	$32.3
Income taxes paid, net of refunds of $0.3 million and zero, respectively	$2.6	$8.8

SunCoke Energy, Inc.

Segment Financial and Operating Data

The following tables set forth financial and operating data for the three and nine months ended September 30, 2020 and 2019, respectively:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(Dollars in millions, except per ton amounts)
Sales and other operating revenues:
Domestic Coke	$287.1	$378.5	$975.8	$1,115.8
Brazil Coke	7.1	9.6	22.8	29.3
Logistics	8.0	16.2	24.3	58.0
Logistics intersegment sales	5.0	6.1	16.8	19.3
Elimination of intersegment sales	(5.0)	(6.1)	(16.8)	(19.3)

Total sales and other operating revenues	$302.2	$404.3	$1,022.9	$1,203.1

Adjusted EBITDA(1):
Domestic Coke	$48.7	$59.8	$173.7	$174.6
Brazil Coke	3.2	3.9	10.5	12.7
Logistics	4.3	9.6	10.6	34.1
Corporate and Other(2)	(8.4)	(6.6)	(25.9)	(24.3)

Total Adjusted EBITDA	$47.8	$66.7	$168.9	$197.1

Coke Operating Data:
Domestic Coke capacity utilization	82%	99%	92%	98%
Domestic Coke production volumes (thousands of tons)	877	1,059	2,933	3,095
Domestic Coke sales volumes (thousands of tons)	868	1,057	2,909	3,091
Domestic Coke Adjusted EBITDA per ton(3)	$56.11	$56.58	$59.71	$56.49
Brazilian Coke production—operated facility (thousands of tons)	301	427	981	1,270
Logistics Operating Data:
Tons handled (thousands of tons)	3,346	4,706	10,413	16,082

(1)	See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.
(2)

Corporate and Other includes activity from our legacy coal mining business, which contributed Adjusted EBITDA losses of $1.3 million and $5.8 million during the three and nine months ended September 30, 2020, respectively, and $2.0 million and $5.8 million for the three and nine months ended September 30, 2019, respectively. Additionally, Corporate and Other includes foundry related research and development costs of $0.9 million and $2.3 million during the three and nine months ended September 30, 2020, respectively.

(3)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

SunCoke Energy, Inc.

Reconciliation of Non-GAAP Information

Net (Loss) Income to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(Dollars in millions)
Net (loss) income attributable to SunCoke Energy, Inc.	$(2.7)	$(163.0)	$8.7	$(150.9)
Add: Net income (loss) attributable to noncontrolling interests	1.3	(0.1)	3.6	3.3

Net (loss) income	$(1.4)	$(163.1)	$12.3	$(147.6)

Add:
Long-lived asset and goodwill impairment	—	247.4	—	247.4
Depreciation and amortization expense	33.5	35.6	101.7	109.8
Interest expense, net	13.7	15.7	43.2	45.6
Gain on extinguishment of debt	(0.5)	(1.5)	(3.4)	(1.5)
Income tax expense (benefit)	0.2	(63.5)	12.8	(57.3)
Contingent consideration adjustments(1)	—	(3.9)	—	(4.2)
Restructuring costs(2)	2.3	—	2.3	—
Simplification Transaction costs(3)	—	—	—	4.9

Adjusted EBITDA	47.8	66.7	168.9	197.1

Subtract: Adjusted EBITDA attributable to noncontrolling interests(4)	2.3	1.6	6.6	39.1

Adjusted EBITDA attributable to SunCoke Energy, Inc.	$45.5	$65.1	$162.3	$158.0

(1)

In connection with the CMT acquisition, the Company entered into a contingent consideration arrangement that required the Company to make future payments to the seller based on future volume over a specified threshold, price and contract renewals. Contingent consideration adjustments in the first half of 2019 were primarily the result of modifications to the volume forecast. This liability was written to zero during the third quarter of 2019, and the related contract was terminated in 2020.

(2)	Charges related to a company-wide restructuring and cost-reduction initiative.
(3)	Costs expensed by the Partnership associated with SunCoke’s acquisition of all outstanding Partnership common units not already owned by SunCoke on June 28, 2019 (“Simplification Transaction”).
(4)	Reflects noncontrolling interest in Indiana Harbor and the portion of the Partnership owned by public unitholders prior to the Simplification Transaction.

SunCoke Energy, Inc.

Reconciliation of Non-GAAP Information

Estimated 2020 Net Income

to Estimated Consolidated Adjusted EBITDA

	2020
	Low	High
	(Dollars in millions)
Net income	$(4)	$3
Add:
Depreciation and amortization expense	136	134
Interest expense, net	56	56
Gain on extinguishment of debt	(6)	(6)
Income tax expense	6	11
Restructuring charges(1)	2	2

Adjusted EBITDA	$190	$200

Subtract:
Adjusted EBITDA attributable to noncontrolling interest(2)	7	7

Adjusted EBITDA attributable to SunCoke Energy, Inc.	$183	$193

(1)	Charges related to a company-wide restructuring and cost-reduction initiative.
(2)	Reflects noncontrolling interest in Indiana Harbor.

SunCoke Energy, Inc.

Reconciliation of Non-GAAP Information

Estimated 2020 Operating Cash Flow

to Estimated 2020 Free Cash Flow

	2020
	Low	High
	(Dollars in millions)
Operating Cash Flow	$116	$136
Capital Expenditures	$(80)	$(80)

Free Cash Flow (FCF)	$36	$56